Exhibit (d)(2)

SIXTH AMENDMENT TO THE

INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT, effective as of December 17, 2025 (the “Effective Date”), to the Investment Advisory Agreement, dated as of December 20, 2024 (the "Advisory Agreement"), is entered into by and between TORTOISE CAPITAL SERIES TRUST, a Maryland statutory trust (the "Trust") and Tortoise Capital Advisors, L.LC., a Delaware limited liability company (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Advisory Agreement; and

WHEREAS, the parties desire to amend Schedule A of the Advisory Agreement to update the Series of the Trust; and

WHEREAS, Section 10 of the Advisory Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Schedule A of the Advisory Agreement is superseded and replaced with Schedule A attached hereto.

Except to the extent amended hereby, the Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TORTOISE CAPITAL SERIES TRUST		TORTOISE CAPITAL ADVISORS, L.L.C

By:		By:

Printed Name:	Tom Florence	Printed Name:	Jeffrey Kruske

Title:	President and CEO	Title:	Chief Operating Officer and General Counsel

Date:	December 17, 2025	Date:	December 17, 2025

SCHEDULE A

FUNDS AND FEES

Series	Annual Fee Rate as % of Current Net Assets	Effective Date	Initial Term
Tortoise Power and Energy Infrastructure Fund	0.85%	December 20, 2024	December 20, 2026
Tortoise Energy Fund	0.85%	June 13, 2025	June 13, 2027
Tortoise North American Pipeline Fund	0.40%	May 9, 2025	May 9, 2025
Tortoise Global Water Fund	0.40%	July 11, 2025	July 11, 2027
Tortoise AI Infrastructure ETF	0.85%	August 1, 2025	August 1, 2027
Tortoise Nuclear Renaissance ETF	0.75%	December 9, 2025	December 9, 2027
Tortoise MLP ETF	0.50%	December 17, 2025	December 17, 2027

Effective: December 20, 2024

Amended: December 17, 2025

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